Exhibit 5.2

ELLENOFF GROSSMAN & SCHOLE LLP

1345 Avenue of the Americas

New York, NY 10105

March 14, 2022

ClimateRock

50 Sloane Avenue

London, SW3 3DD, United Kingdom

RE: Registration Statement of ClimateRock

Ladies and Gentlemen:

We have acted as United States counsel to ClimateRock, a Cayman Islands exempted company (the “Company”), in connection with the Company’s registration with the U.S. Securities and Exchange Commission (the “Commission”) of the offering (the “Offering”) of up to 8,625,000 units of the Company, including units issuable upon exercise of the underwriters’ over-allotment option (collectively the “Units”), each Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”) and one redeemable warrant of the Company, each warrant entitling the holder thereof to purchase one Ordinary Share (the “Warrants”), pursuant to a Registration Statement on Form S-1 initially publicly filed by the Company with the Commission on March 14, 2022 (as amended, the “Registration Statement”). This opinion letter is being provided in accordance with the Legal Matters section of the prospectus included in the Registration Statement and the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act of 1933, as amended (the “Securities Act”), and solely in connection with the distribution of the Units pursuant to the Registration Statement. It is not to be relied upon for any other purpose.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant to form the basis for the opinions set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of such original documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1. Units. When the Registration Statement becomes effective under the Securities Act, and when the Offering is completed as contemplated by the Registration Statement, the Units will be legally binding obligations of the Company, enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) that we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Unit certificates, a specimen of which has been filed as an exhibit to the Registration Statement, or in the warrant agreement (the “Warrant Agreement”), the form of which has been filed as an exhibit to the Registration Statement.

2. Warrants. When the Registration Statement becomes effective under the Securities Act, and when the Warrants underlying the Units are issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement, the Warrants will be legally binding obligations of the Company, enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) that we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant certificates, a specimen of which has been filed as an exhibit to the Registration Statement, or in the Warrant Agreement; and (e) that we have assumed the Exercise Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per share of the Ordinary Shares.

Notwithstanding anything in this opinion letter which might be construed to the contrary, our opinions herein are expressed solely with respect to the laws of the State of New York. Our opinions are based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion letter after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. Not in limitation of the foregoing, we are not rendering any opinion as to compliance with any federal or state law, rule or regulation governing the offer, sale or issuance of securities, or as to any matter pertaining to the contents of the Registration Statement, any prospectus included in the Registration Statement or any prospectus filed pursuant to Rule 424(b) under the Securities Act in connection with the Offering and the Registration Statement.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the use of our name as your counsel in and to all other references made to us in the Registration Statement, any prospectus included in the Registration Statement and any prospectus filed pursuant to Rule 424(b) under the Securities Act in connection with the Offering and the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP